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                                                                   Exhibit 10.18

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Agreement") made and entered this 18th day of May, 1999, by and between Metropolitan Realty & Development, LLC, an Arkansas Limited Liability Company ("Landlord") and Bank of the Ozarks, wca, an Arkansas Corporation d/b/a Bank of the Ozarks ("Tenant"). Now, therefore:

                                   ARTICLE I
                                   PREMISES

     Section 1.1 Description. Landlord hereby leases to Tenant, and Tenant takes from Landlord, that certain real property located in the "Center," as hereinafter defined, and described as follows:

          A building pad comprising approximately 7,960 square feet of ground area located in Lot 11, Block 67, Lakewood Addition to North Little Rock, Arkansas, also known as 4846 North Hills Boulevard, and more particularly described by metes and bounds on Exhibit A-1" attached hereto and made a part hereof;

(the "Premises"). The boundaries and location of the Premises are indicated by hatching on the site plan of North Hills Plaza Shopping Center (the "Center" or "Shopping Center"), which is marked Exhibit "A" attached hereto and made a part hereof. The Center is more particularly described on Exhibit "A-2", attached hereto and made a part hereof. The use and occupation by the Tenant of the Premises shall include the use in common with others entitled thereto of the common areas, employees' parking areas, service roads, loading facilities, sidewalks, customer parking areas, and other facilities as may be designated from time to time by Landlord, subject however to the terms and conditions of this Agreement and to rules and regulations for the use thereof as prescribed from time to time by Landlord.

                                  ARTICLE II
                                     TERM

     Section 2.1 Initial Term. The term of this demise shall commence on the date hereof and shall end at midnight on the last day of the month which is twenty (20) years after the month of the Rental Commencement Date (the "Term").

     Section 2.2 Extension. Tenant shall have the right and option to extend the Term of this Agreement for four (4) successive periods of five (5) years each (the "Option Periods") upon giving notice of its exercise of each option at least sixty (60) days, but not more than one hundred twenty (120) days, prior to the expiration of the then current Term. Each of these options to extend are contingent upon Tenant not being in default under this Agreement at the time the option is exercised and at the commencement of the extended Term. All references in this Lease to Term shall include the Term as defined in Section 2.1, together with any
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extensions thereof resulting from the exercise of one of the Option Periods set forth in this Section 2.2.

     Section 2.3 Surrender of Premises. On or before the last day of the Term or Option Periods of this Agreement, Tenant shall surrender the Premises to Landlord in good condition and repair except for reasonable wear and tear and damage by insured casualty. On or before said day, Tenant shall remove all its personal property and equipment and trade fixtures from the Premises. Tenant shall repair any damage caused by any such removal. Notwithstanding the foregoing provisions, if Tenant shall fail to remove any such property it shall be obligated to remove hereunder, Landlord may effect such removal for and at the expense of Tenant and shall thereafter reimburse Landlord upon demand for any reasonable expense incurred by Landlord in effecting such removal.

     Section 2.4 Holdover. If Tenant remains in possession of the Premises with Landlord's consent after the expiration of the Term or any written extension or renewal of the Term, such continued possession shall create a tenancy from month-to-month upon the same terms and conditions herein so far as applicable.

                                  ARTICLE III
                                     RENT

     Section 3.1 Base Rent for Term. (a) Tenant shall pay Landlord the sum of Fifty-two Thousand Five Hundred Dollars ($52,500.00) per annum, payable in equal monthly installments, in advance, of Four Thousand Three Hundred Seventy-Five Dollars ($4,375.00) on or before the first day of each calendar month during the Term without prior demand and without abatement or setoff, commencing on the earlier of (i) the date when Tenant opens for business to the public or (ii) one hundred eighty (180) days after Agreement execution (the "Rental Commencement Date"). The foregoing amount shall be referred to as "Base Rent." It is agreed that Base Rent for the first and last months of the Term, if they are only partial calendar months, shall be prorated on the basis of a thirty (30) day month.

          (b) It is agreed that Base Rent shall be adjusted every five (5) years of this Agreement by any increase or decrease in the "CPI," hereinafter defined, if any, in the manner hereinafter set forth provided, however, in no event shall Base Rent be less than the rental specified in Section 3.1(a) above. The rental for the sixth Lease Year shall be the rent specified in (a) above, increased by the same percentage as the percentage increase, if any, in the Consumer Price Index ("CPI") for the second month preceding the beginning of the sixth Lease Year over the CPI for the second month preceding the beginning of the first Agreement year. "Lease Year" means each twelve-month period of the Term including all extension periods. "Consumer Price Index" means the Consumer Price Index for All Urban Wage Earners and Clerical Workers (CPI-W), all Items, U.S. Average (1982-84 = 100) which is now compiled by the U.S. Department of Labor, and shall mean and include such other index or statistics as may succeed it, as adjusted to account for any change in the standard reference base year. The foregoing procedure shall be followed every five (5) years during the Term.
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     Section 3.2  Additional Charges. (a) General. In addition to (and separate from) its obligation to pay Base Rent as provided in this Article, Tenant agrees to reimburse Landlord the amount equal to Tenant's pro rata share of the expenses of operating and maintaining North Hills Plaza Shopping Center including, but not limited to, Center "Operating Costs" as defined in Section 9.1, real estate taxes (including special assessments) and liability insurance premiums paid by Landlord with respect to the Center (these charges, as defined herein and otherwise determined from time to time, shall be called the "Additional Charges").

     For common area maintenance and insurance purposes, Tenant's pro rata percentage of such expenses shall be based upon a fraction, the numerator of which shall be 7,960 square feet (the approximate total area of the building pad site) and the denominator of which shall be the area in the Shopping Center on which construction is complete and occupied or available for occupancy as reasonably determined by Landlord from time to time and communicated to Tenant in writing by Landlord; said area shall be measured from the outside of exterior walls and the middle of shared interior walls. Tenant shall not be required to pay a pro rata share of the premium for fire insurance on the buildings within the Shopping Center, but Tenant shall be required to pay a pro rata share of the premium for liability insurance coverage on the common areas within the Shopping Center which are complete and ready for use as reasonably determined by Landlord from time to time and communicated to Tenant in writing by Landlord.

     For real estate tax purposes, Tenant shall not be required to pay any portion of the real estate taxes levied on the buildings within the Center other than Tenant's building, defined herein, but shall be required to pay a pro rata share of the real estate taxes levied on the land and the common area improvements within the Center. Any and all improvements constructed by Tenant on the Premises ("Tenant's building") shall be separately assessed for real estate tax purposes, and Tenant shall be responsible for and pay before same is due the resulting real estate tax on same. Until the Shopping Center is completed and occupied or available for occupancy, Tenant's pro rata share of the real estate taxes levied upon the land and the common area improvements of the Center (general and special assessments) shall be based upon a fraction, the numerator of which shall be 7,960 square feet and the denominator of which shall be 46,500 square feet, the total leaseable building floor area contemplated to be constructed within the Shopping Center, including Tenant's 7,960 square feet (e.g. 7,960 divided by 46,500 equals 17.12%). At such time as the entire leaseable area of space within the Center has been constructed and is occupied or available for occupancy, the denominator which shall be used to compute Tenant's pro rata share of real estate taxes shall then be the actual total square footage of leaseable area within the center. Notwithstanding the aforementioned, in no event shall Tenant's pro rata share of real estate taxes exceed 20% of the total real estate taxes for the land and common area improvements portions of the Shopping Center.

     Real estate taxes for purposes hereof shall include all real estate taxes, assessments (both general and special) and other governmental impositions to the extent of charges lawfully created and assessed. However, notwithstanding anything to the contrary herein, if at any time during the Term there shall be levied or assessed in substitution of real estate taxes, in whole or in part, a tax, assessment or governmental imposition (other than a general gross receipts or income tax) on the rents received from the premises or the rents reserved herein, and said tax, assessment or governmental imposition shall be imposed upon Landlord, Tenant shall pay same as hereinabove
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provided, but only to the extent that such new tax, assessment or governmental imposition is a substitute for real estate taxes previously imposed.

     Also, if at any time, in the judgment of the Landlord reasonably exercised, it shall become necessary so to do, the Landlord, after written notice to the Tenant, may, under protest if so requested by Tenant, pay such monies as may be required to prevent the sale of the Premises or any part thereof, or foreclosure of the lien created thereon by such item, and such amount shall become immediately due and payable by Tenant to Landlord and shall constitute additional rent hereunder, or at Tenant's option and at Tenant's sole cost and expense, in lieu thereof, Tenant shall obtain lien release bonds in amounts equal to the claims of any such liens or as otherwise required by applicable law (or shall provide Landlord with other security reasonably acceptable to Landlord).

     At the expiration of the term of this Lease, taxes, impositions, assessments, or other similar expenses required to be paid by Tenant hereunder shall be apportioned in the same manner as such taxes were apportioned prior to the Rent Commencement Date, and Landlord shall pay that portion thereof applicable to the period after the expiration of the term of this Lease. Notwithstanding that the amount of such taxes will not be known until after the expiration of this Lease, Tenant agrees to reimburse Landlord within thirty (30) days after written request therefore, for Tenant's share of taxes relating to time periods prior to the expiration of the Term of this Lease. Unpaid amounts shall accrue interest at the lesser of (i) the highest interest rate permitted by law or (ii) the rate of ten percent (10%) per annum, if not paid within such thirty (30) day period.

          (b) Manner of Collecting Additional Charges. Tenant shall pay, in advance, on the first day of each calendar month of the Term, commencing on the "Rental Commencement Date," 1/12th of the estimated annual Additional Charges, such estimate to be made by Landlord in its reasonable discretion and delivered by Landlord to Tenant in writing prior to the beginning of each calendar year of the Term. Within 30 days after the end of each calendar year, Landlord will provide to Tenant an accounting of the actual Additional Charges for the Center for that 12-month period. Landlord estimates Tenant's monthly Additional Charge for the first calendar year of the Term to be $500.00.

                                  ARTICLE IV
                                USE OF PREMISES

     Section 4.1 Purpose. The Premises will be leased to Tenant for the sole and exclusive purpose of operating a branch banking facility and related activities commonly carried on in bank branches, such as sales of securities, insurance, etc., this provision being a material part of the consideration for Landlord entering into this Agreement. No other use of the Premises shall be allowed without Landlord's prior written consent which shall not be unreasonably withheld, provided, without limiting Landlord's rights, it is agreed that Landlord will not be deemed to be unreasonable if it does not approve any other use of the Premises if such use: (i) is to perform governmental or quasi-governmental functions; (ii) is to operate any business that in Landlord's opinion is unsuitable for the then-tenant mix and character of the Center; or
(iii) or if any such use will violate any exclusive use provision contained in any lease for space in the Center of any
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other then-existing tenant of the Center. Tenant agrees to continuously use the
Premises as a branch bank facility during the Term of this Agreement, subject to the provisions of this Section 4.1 and subject to the provisions of Article 15.1 hereof.

     Section 4.2 Construction. (a) Tenant shall have the right to construct and maintain a building and various site improvements, all of which are expressly subject to the prior written approval of Landlord as to all aspects, including but not limited to design, location on the Premises and elevation, which approval may be withheld at Landlord's discretion. Tenant agrees to provide all plans and specifications for such building and site improvements to Landlord within thirty (30) days from the date hereof. Tenant further agrees to complete the construction of such building and site improvements within One Hundred Eighty (180) days from the date hereof.

          (b) Tenant shall, during the Term and Option Periods, own all improvements made by Tenant on the Premises, provided that upon the occurrence of the event of default hereunder, and this Agreement is terminated on account thereof, then any building and improvements and Trade Fixtures shall, ipso facto, become the property of Landlord.

          (c) Upon the expiration of the Term or Option Periods, the building and all site and other improvements shall be the sole property of Landlord, this being a material part of the consideration for this Agreement.

          (d) At the expiration of the Term or Option Periods or at the termination of this Agreement, Tenant, or those claiming through Tenant, shall remove any and all of Tenant's personal property and trade fixtures located upon the Premises immediately and turn over possession of the Premises to Landlord. Notwithstanding anything contained in this Article to the contrary, if any trade fixtures cannot be removed from the Premises without causing structural damage, then such damage shall be repaired by Tenant at Tenant's sole cost and expense, or, such trade fixtures shall not be removed but shall, ipso facto, become the property of Landlord.

     4.4 Discharge of Liens. Notice is hereby given that Landlord shall not be liable for any work or materials furnished to Tenant on credit and that no mechanics', materialmen's or other liens for any such work or materials shall attach to or affect Landlord's interest in the Premises. Whenever any such lien shall be filed against the Premises based on any work or materials supplied to Tenant or any person claiming through Tenant, Tenant shall forthwith take such action by bonding or otherwise as will remove or satisfy such lien. Tenant shall indemnify and hold Landlord harmless from any loss, including attorneys fees, resulting from Tenant's failure to remove or satisfy any such lien.

                                   ARTICLE V
                            MAINTENANCE AND REPAIRS

     Section 5.1 Repair Obligation. All improvements on or about the Premises including, without limitation, plumbing, heating, roof, exterior and interior walls, including all glass, all structural components, electrical, mechanical, air conditioning and ventilating work which are or
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may hereafter be erected or placed in the Premises at any time during said Term shall be kept in good condition, order and repair (making all necessary replacements thereto) by Tenant at its sole cost and expense.

     Section 5.2 Alterations Required by Government. Tenant shall comply with all laws, ordinances, orders, regulations, rules, requirements, notices, violations and penalties (hereinafter called "legal requirements") of every kind and nature, relating to the Premises or, to repairs, changes or requirements to or in or about the Premises or to changes or requirements incident to or as the result of any use or occupation thereof, of the municipal, state and federal authorities, and each of them, their bureaus and departments, having jurisdiction over or relating to the Premises and the improvements on the Premises. Tenant shall have the right to contest the validity of or seek a variance from or review said legal requirements by legal proceedings or in such other manner as it deems suitable, and may have, if able, said legal requirements canceled, removed or revoked without actual compliance with the same, and if such actions or proceedings be instituted, they shall be conducted promptly at the expense of Tenant and free of expense to Landlord. If and whenever said legal requirements shall become absolute against Tenant and the Premises, or against Landlord, after contest thereof, Tenant shall then comply with the same with due diligence, and if in default thereof for fifteen (15) days, Landlord may comply therewith and the cost and expense of so doing may be paid by Landlord, and Tenant will reimburse Landlord on demand for such cost and expenses incurred by Landlord. Landlord will join in any contest provided for in this Article at the request of Tenant, but at Tenant's sole cost and expense and Tenant shall indemnify Landlord against costs or other damages by reason of such joinder.

     Section 5.3 Compliance With Public Accommodation Laws. Tenant assumes all responsibility for compliance of the Premises with any and all applicable laws, regulations and building codes governing non-discrimination in public accommodations commercial facilities ("Public Accommodation Laws"), including without limitation, the requirements of the American Disabilities Act, 42 U. S.
C. 12-101 and all regulations and promulgations thereunder. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, fines, penalties, losses and expenses (including attorneys' fees) arising in connection with Tenant's failure to comply with the provisions of this Section.

                                  ARTICLE VI
                        CONSTRUCTION AND RELOCATION OF
                IMPROVEMENTS AND ADDITIONS TO NORTH HILLS PLAZA

     Section 6.1 General. The purpose of the Shopping Center site plan (which is attached as Exhibit "A") is to show the approximate current location of the improvements, parking areas and other areas in the Center. Landlord reserves the right at any time to modify the site plan of the Center (other than the Premises itself) and reconfigure the improvements, parking areas, entrances, common areas, etc., in a manner that is otherwise consistent with law. Landlord also reserves the right to construct other improvements or additions in the Center, other than on the Premises (including the addition of elevated parking facilities) provided the ratio of the parking spaces to the leased area in the Center shall not be reduced to less than four (4) spaces for each 1,000 square feet of leased building floor area in the Center. If any common area is diminished, changed or altered, Landlord shall not be subject to any liability for damages which Tenant might incur as a result of the interruption or diminution of business or general inconvenience. Furthermore, Tenant shall not be entitled to any rental adjustment, nor shall any change, alteration or diminution be deemed to be a constructive or actual eviction.

                                  ARTICLE VII
                SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS

     Section 7.1 Alterations by Tenant. Tenant shall not make any changes to the building exterior of any building located on the Premises without first obtaining Landlord's written approval and consent, which approval and consent shall not be unreasonably withheld, provided it will not be unreasonable for Landlord to withhold consent of any such changes will: (1) reduce the value of the Premises, (2) increase the height of any building on the Premises, or (3) not be architecturally compatible with the other buildings within the Center. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought.

          Section 7.2 Signs, Awnings and Canopies - Sign Criteria. Except for the signs set forth on Exhibit B attached hereto and made a part hereof, which conform to the criteria set forth thereon and which are hereby approved, Tenant will not place or cause, to be placed or maintained on the Center pylon sign or on any exterior door, wall, or window of Tenant's building upon the Premises or anywhere on the Premises or the Center, any decoration, lettering or advertising matter without first obtaining Landlord's written approval and consent, which consent may be withheld at Landlord's sole discretion provided, Landlord agrees that it will not unreasonably withhold its approval and consent to any such sign to be located on Tenant's exterior doors and windows which posts Tenant's hours of operation or any other such sign for advertising and/or notices on said doors and windows of such sizes, number, locations and types and of such materials as is common or typical for branch banking facilities located in or adjacent to first class retail shopping centers. Tenant further agrees to maintain such approved sign, awning, canopy, decoration, lettering, advertising matter or other thing in good condition and repair at all times at Tenant's sole cost and expense.

     Section 7.3 Sign Removal. Tenant shall, at the termination of this Agreement, effect the removal of any and all signs which it used in its business. Tenant shall have a period of thirty (30) days to effect such removal at its own expense and shall restore the Premises to the condition they were in prior to the sign being installed, normal wear and tear excepted.

     Section 7.4 Shopping Center Pylon Sign. Landlord agrees to erect at least one (1) pylon sign for the Center at the location shown on Exhibit "A," conforming to size and criteria set forth on Exhibit "B-1," and Landlord agrees that Tenant shall be allowed a position on such pylon sign in the location and conforming to the size and criteria set forth on said Exhibit "B-1." Tenant shall pay for the cost of Tenant's sign face and graphics as well as future upkeep and maintenance of those items. Upkeep and maintenance of all other pylon sign components shall be a common area maintenance expense.

                                 ARTICLE VIII
                  PARKING AND COMMON USE AREAS AND FACILITIES

     Section 8.1 Common Areas. The term "Common Area" is defined for all purposes of this Agreement as that part of the Center from time to time intended for the common use of all tenants and their customers, including but not limited to such facilities as the parking area, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like but excluding streets and alleys maintained by a public authority. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Agreement, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Center and other persons permitted by Landlord to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe.

     Section 8.2 Control of Common Areas by Landlord. The Common Areas in or about North the Center shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and area mentioned in this Article. In addition to Landlord's rights under this Agreement, to which the provisions of this Article are expressly subject, Landlord shall have the right to construct, maintain, and operate lighting facilities on all said areas and improvements, to police the same, from time to time to change the area, level, location, and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close all or any portion of said area of facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities to discourage non-customer parking and to do and perform such other acts in and to said areas and improvements as in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the Center and use thereof by Tenant, its officers, agents, employees and customers. Landlord shall control, operate, and maintain the common facilities referred to above in such manner as Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all contracts, rules, and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities.

                                  ARTICLE IX
                      COST OF MAINTENANCE OF COMMON AREAS

     Section 9.1 Operating Costs. "Operating Costs" shall mean the total costs and expenses incurred by Landlord in operating and maintaining the Common Areas of the Center, its outside area, and the mall area, if any, including but without limitation, such maintenance and repair as shall be required in Landlord's judgment to preserve the utility thereof in the same condition and status as it was at the time of completion of the construction and installation of any improvements thereon, together with operating costs of any subsequent capital improvements made by Landlord; repair of any entry canopy or door, stairs, elevators, or escalators; costs and expenses of planting, maintaining, replanting and replacing flowers, plants and landscaping;

water and sewer charges; exterior painting; required licenses and permits; costs and expenses of supplies; the operation of loudspeakers and any other equipment supplying music; exterior furniture, fixtures, and decorations; exterior illumination of the buildings and the outside area and interior illumination of the buildings (including maintenance of fixtures and the cost of light bulbs); illumination, maintenance, and replacement of lighting and other equipment and sanitary control facilities; parking lot line restriping; removal of snow, ice, trash, rubbish, garbage and other refuse; trash dumpsters or other receptacles; all costs and expenses of fire protection and sprinkler maintenance; security costs (provided it is expressly understood and agreed that Landlord shall have no obligation to provide security for Common Areas), including personnel and burglar alarms; fire hydrant or fire sprinkler fees; traffic control and policing (provided it is understood and agreed that Landlord shall have no obligation to provide same); holiday and other decorations; depreciation of the capital cost of and rents for the leasing of any machinery, equipment (including lighting, heating and air conditioning) and vehicles used in connection with operation or maintenance; repair and replacement of on-site water, electricity, gas, sanitary and storm sewer lines; all charges for utility services; special assessments; fees for audits, permits, franchise fees and licenses. The operating costs hereinabove described shall be subject to audit by Tenant at Tenant's expense no more often than once each year upon at least twenty (20) days prior written notice to Landlord at Landlord's offices. Landlord shall use commercially reasonable efforts to minimize such costs of operation, management and maintenance in a manner consistent with generally accepted property management practices within North Little Rock, Arkansas.

                                   ARTICLE X
                            INSURANCE AND INDEMNITY

     Section 10.1 Landlord's Insurance. At all times during the term of this Agreement, Landlord will carry and maintain (i) fire and extended coverage insurance covering the Shopping Center (other than the Premises) and the Shopping Center's (other than the Premises) equipment and common area furnishing, and (ii) comprehensive general liability insurance covering the common areas of the Center in such amounts as Landlord determines from time-to-time in its reasonable discretion. Tenant will reimburse Landlord, as an Operating Expense, for the costs of all such liability insurance for the common areas of the Center in accordance with Article 3.

     Section 10.2 Tenant's Liability Insurance. Tenant shall, during the Term and Option Periods, keep in full force and effect comprehensive general liability insurance coverage insuring against property damage and public liability arising by reason of occurrences on or about the Premises in a minimum amount of $2,000,000 combined single limit, which policy shall include (i) coverage for bodily injury, death, property damage and products liability coverage; and (ii) contractual liability coverage insuring Tenant's obligations under Section 10.5 of this Agreement.

     Section 10.3 Workers' Compensation Insurance. Tenant shall, during the Term and Option Periods, keep in full force and effect a policy of workers' compensation and employer's liability in an amount as required by the laws of the State of Arkansas.

     Section 10.4 Tenant's Fire/Extended Coverage Insurance. Tenant shall, during the Term and Option Periods, keep in full force and effect a policy of fire and extended coverage insurance on its building and improvements, alterations, additions, fixtures, equipment, merchandise, trade fixtures and other property placed on the Premises. Such policy shall contain a replacement cost endorsement. In the event that Tenant sustains a loss by reason of fire or other casualty which is covered (or could have been covered) by a fire and extended coverage insurance policy or other insurance policy or rider thereto, and such fire or casualty is caused in whole or in part by acts or omissions of Landlord, its agents, servants or employees, then Tenant agrees to look solely to its insurance proceeds (if any); and Tenant shall have no claim or right of recovery against Landlord, or the agents, servants or employees of Landlord; and no third party shall have any claim or right of recovery by way of subrogation or assignment or otherwise. To the extent that Tenant fails to take out or maintain the aforesaid fire and extended coverage insurance policy, such failure shall be a defense to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant due to fire or other casualty, notwithstanding that such loss might have been proximately caused solely by the negligence of Landlord. Such insurance policy shall contain a loss payable clause designating Tenant and Landlord as loss payees as their respective interests may appear. Tenant agrees that Landlord shall not be responsible or liable to Tenant or those claiming under Tenant for injury, death or damage or loss occasioned by the acts or omissions of persons occupying any part of the Center or occasioned by the condition of the Center or property of any other occupant of any part of the Center or the acts or omissions of any other person or persons present at the Center who are not occupants of any part thereof, whether or not such persons are present with the knowledge or consent of Landlord.

     Section 10.5 Indemnification of Landlord. Tenant shall indemnify Landlord and save it harmless from and against any and all losses, claims, actions, suits, damages, liabilities and expenses arising (or allegedly arising) in or out of any occurrence in, upon or at the Premises and regardless of how the same may have been caused; or the occupancy or use by Tenant of the Premises or any part thereof; or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, customers, servants, licensees or concessionaires. Landlord shall not be liable for and Tenant further agrees to indemnify and release Landlord from any claim arising out of damage or loss to Tenant's improvements, fixtures, stock in trade or other property caused by acts of third parties or by the condition of the Premises, including vandalism, malicious mischief, theft, burglary, or any other criminal act; or alleged damage occasioned by the failure of the Landlord to perform any contractual duty. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in connection with such litigation.

Section 10.6 Failure to Adequately Insure. The Tenant's failure to insure the Premises or indemnify Landlord as provided herein shall be an Event of Default which shall entitle Landlord to pursue any and all courses of action available to him by law or as a result of the execution of this Agreement.

     Section 10.7 Policies And Certificates. Copies of policies or an "Acord 27 Evidence of Property Insurance" form evidencing the insurance required by this Article, each bearing notations evidencing payment of the premiums or other evidence of payment satisfactory to Landlord, shall be delivered by Tenant to Landlord. In the case of expiring policies throughout the Term and Option Periods, copies of certificates of any new or renewal policies, each bearing notations evidencing payment of the premiums or other evidence of payment satisfactory to Landlord, shall be delivered by Tenant to Landlord.

     Section 10.8 Insured Parties. Policies of insurance required by this Section shall name Landlord and Tenant as insured as their respective interests may appear and shall contain a cross-liability endorsement where possible.

     Section 10.9 Insurers. All insurance required by this Article shall be effected with insurance companies authorized to do business in Arkansas and shall be rated at least A+ Class X by Best's Insurance Reports and shall be selected by Tenant. When Landlord is an interested party, the selection of the insurance company shall be subject to the reasonable approval of Landlord. Tenant shall cause appropriate provisions to be inserted in each insurance policy making each policy noncancellable without at least thirty (30) days prior written notice to Landlord and Tenant. No claim shall be made and no suit or action at law or in equity shall be brought by Landlord, or those claiming through Landlord, against Tenant for any damage to the trade fixtures covered by the insurance required by this Article, however caused, but nothing herein shall diminish Tenant's obligation to repair as required in Article V hereof.

                                  ARTICLE XI
                      REQUIREMENTS OF LAW, FIRE INSURANCE

     Section 11.1 General. Tenant, at its expense, will comply with all applicable governmental laws, orders and regulation, and with any direction of any public officer of officers, according to law, that will impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or their use or occupancy. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, fines, penalties, losses and expenses (including attorneys' fees) arising in connection with Tenant's failure to comply with the provisions of this Section.

     Section 11.2 Toxic Materials. Tenant will not store, use, or dispose of any hazardous, toxic, corrosive, explosive, reactive, or radioactive matter in, on, or about the Premises or the Shopping Center. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, fines, penalties, losses and expenses (including attorneys' fees) arising in connection with Tenant's failure to comply with the provisions of this Section.

     Section 11.3 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises which would (i) jeopardize or be in conflict with fire insurance policies covering the Shopping Center and fixtures and property in the Shopping Center; (ii) increase the rate of fire insurance applicable to the Shopping Center to an amount higher than it otherwise would be for the general use as a Shopping Center; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises; however, this Section 11.3 will not prevent Tenant's use of the Premises for the purposes stated herein.

     Section 11.4 Tenant's Insurance Payments. If, as a result of any act or omission or violation of this Agreement by Tenant, the rate of fire insurance applicable to the Shopping Center or any other insurance carried by Landlord is increased to an amount higher than it otherwise would have been, Tenant will reimburse Landlord for the increased cost of Landlord's insurance premiums. Such reimbursement will be rent payable upon the first day of the month following Landlord's delivery to Tenant of a statement showing payment by Landlord for such increased insurance premiums. In any action or proceeding in which Landlord and Tenant are parties, a schedule or "make up" of rates for the Shopping Center or Premises issued by the body making fire insurance rates for the Premises will be presumptive evidence of the facts stated and of the several items and charges in the fire insurance rate then applicable to the Premises.

                                  ARTICLE XII
                             RULES AND REGULATIONS

     Section 12.1 Change of Name. Tenant agrees not to change the advertised name of the business operated in the Premises without the written permission of Landlord, which shall not be unreasonably withheld

     Section 12.2 Solicitation of Business. Tenant and Tenant's employees and agents shall not solicit business or advertise in any area beyond the Premises itself (i.e. Tenant's lease line) or in the parking or other Common Areas, nor shall Tenant distribute any handbills or other advertising matter on automobiles parked in the parking area or in other Common Areas.

     Section 12.3 Rules, Rights and Regulations. Landlord reserves the right to adopt and promulgate reasonable rules and regulations applicable to the Premises and North Hills Plaza and from time to time to amend or supplement said rules and regulations. Notice of such rules and regulations and amendments and supplements, shall be given to Tenant and Tenant agrees to comply with and observe such rules and regulations and amendments thereto and supplements thereof. The neglect or failure of any other tenant to observe and comply with such rules and regulations shall not excuse Tenant from doing so.

                                 ARTICLE XIII
                                   UTILITIES

     Section 13.1 Utility Charges. Tenant shall be solely responsible for and promptly pay all charges for water, gas, electricity, telephone, or any other utility used or consumed with respect to the Premises. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Premises.

     Section 13.2 Sprinkler Head Charges. In the event the Premises contains a fire protection sprinkler system and any Governmental authority (municipal or otherwise) charges a sprinkler fee, Tenant shall pay to such authority any such charge upon presentation of a bill for same, regardless of whether such bill is addressed to Landlord or Tenant.

                                  ARTICLE XIV
                          DESTRUCTION AND RESTORATION

     Section 14.1  Damage to Premises.  Subject to the provisions of Section
14.4 hereof, if at any time during the Term or the Option Periods, the building located on the Premises, or any part thereof, or other improvements located on the Premises shall be damaged or destroyed by fire or other casualty against which Tenant is required by the terms of this Lease to maintain insurance, Tenant (or any party acting on behalf of Tenant) may, at is election, proceed with due diligence (subject to reasonable time allowance for the purpose of adjusting the insurance loss or force majeure, as defined in Section 21.12 hereof, and provided Tenant complies with all of the terms and conditions of this Lease) to repair, replace or rebuild said damaged improvements or damaged building to the character and condition existing prior to such damage or destruction including only such variations and alterations as may be approved by Landlord in writing prior to commencement of such repair, replacement or rebuilding and subject to any other restrictions contained in this Lease, if any ("Restoration Work"); provided that if, on or before that date which is three hundred sixty-five days after the date of the damage or destruction, Tenant has not completed, or is not in the process of, and diligently proceeding to, rebuild the Premises, or if Tenant thereafter fails to diligently proceed to complete such rebuilding, then Landlord shall have the right at any time thereafter (but prior to commencement of such rebuilding) to terminate this Lease on thirty (30) days notice to Tenant and on the expiration of such notice this Lease shall terminate and neither the party shall have any further liability hereunder except as provided in Section 14.4 hereof. Notwithstanding anything to the contrary contained herein, Tenant shall ensure that any damaged or destroyed building and improvements are put into a safe, sightly and secure condition, including any necessary razing and removing of debris as soon as reasonably possible, and in no event later than one hundred eighty (180) days after the date of such damage or destruction.

   Section 14.2.

     (a) If Tenant elects to restore the building and improvements, all insurance proceeds payable to Landlord, Tenant or any fee mortgagee at any time, as a result of casualty to the building or improvements, shall be paid directly to Tenant, in trust, to be applied for the Restoration Work. Such funds shall be used only for such purposes until the Restoration Work is completed and any excess proceeds shall be retained by Tenant.

     (b) Landlord shall cooperate fully with Tenant in order to recover the largest possible insurance award and execute any and all reasonably required consents and other instruments, and take all other reasonably required actions necessary or desirable in order to effectuate same and to cause such proceeds to be paid as hereinbefore provided.

   Section 14.3. Except as otherwise expressly provided herein, this Lease shall not be affected in any manner by reason of the total or partial destruction of the building or improvements on the Premises or any part thereof, and Tenant, notwithstanding any law or statute, present or future, waives all rights to quit or surrender the Premises or any part thereof, and Tenant's obligations under this Lease, including but not limited to, the payment of Base Rent and Additional Charges, shall continue as though none of those events had occurred and without abatement, suspension, or reduction of any kind.

   Section 14.4. If Tenant does not elect to restore the building and improvements following damage or destruction of the Premises by fire or other casualty pursuant to Section 14.1, and, in any event, upon termination of this Lease as provided in Section 14.1 hereof, or pursuant to other provisions of this Lease:

   (i) Tenant shall, at Tenant's sole cost and expense, complete any necessary razing and remove all debris resulting from any damage or destruction due to a fire or other casualty, put the Premises in a safe, sightly and secure condition as soon as reasonably possible after any such damage or destruction, and in the event of termination of the Lease pursuant to Section 14.1, or otherwise pursuant to other provisions of this Lease, deliver the Premises to Landlord in a clean, safe, sightly and secure condition as soon as reasonably possible after such damage or destruction.

   (ii) Tenant shall assign to Landlord (the form of which assignment shall be reasonably satisfactory to Landlord) during the initial twenty (20) year Term, a portion of the insurance proceeds payable as a result of such damage or destruction equal to the amount determined by multiplying the insurance proceeds by a fraction the numerator of which is the number of days from the "Rental Commencement Date" of the Term to the date of the damage or destruction of the Premises, and the denominator of which is the total number of days in the initial twenty (20) year Term. During the Option Periods Tenant shall assign to Landlord (the form of which assignment shall be reasonably satisfactory to Landlord) One Hundred Percent (100%) of the insurance proceeds as a result of such damage or destruction.

                                  ARTICLE XV
                            ASSIGNMENT & SUBLETTING

     Section 15.1 Generally. Tenant may not assign this Agreement or sublet the Premises until the fully executed assignment of sublease has been presented to and approved by Landlord, which approval shall not be unreasonably withheld, subject to the following conditions:

     Landlord agrees to not unreasonably withhold its consent to an assignment of this Agreement or a subletting of the entire Premises by Tenant named herein, provided that: (i) At least thirty (30) days before the proposed effective date of the assignment or subletting, Landlord receives for approval a copy of a fully-executed unconditional assignment or sublease together with (1) reasonably detailed information as to the character, reputation and business experience of the proposed assignee or subtenant together with such proposed assignees intended use of the Premises, and (2) a financial statement on the proposed assignee or subtenant certified as being true and correct by the chief financial executive of the proposed assignee or subtenant; (ii) No breach or default on Tenant's part exists at the time of the consent request and at the effective assignment or subletting date; (iii) Any assignment or subletting will be upon and subject to all terms and conditions of the Agreement; (iv) Any assignment must specifically state (and, if it does not, it will be deemed to specifically state) that the assignee assumes and agrees to be bound by all terms and conditions of this Agreement, and any sublease must specifically state (and, if it does not, it will be deemed to specifically state) that at Landlord's election the subtenant will attorn to Landlord and recognize Landlord as Tenants successor under the sublease for the balance of the sublease term if this Agreement is surrendered by Tenant or terminated by reason of Tenant's default;
(v) Upon request and as additional rent, Tenant will pay to Landlord a processing fee of $250.00, or such greater amount as may be reasonable under the circumstances, for document review and/or preparation in connection with the proposed transaction; (vi) No assignment or subletting will be to a then-existing or former tenant or occupant of the Shopping Center nor violate or conflict with the rights of any such party; (vii) Any assignment or subletting must first be approved in writing by any mortgagee of Landlord having the right of approval thereof.

     Without limiting Landlord's rights, it is agreed that Landlord will not be deemed to be unreasonable if it does not approve any assignee or subtenant which will: (i) perform governmental or quasi-governmental functions; (ii) operate any business that in Landlord's opinion is unsuitable for the then tenant mix and character of the Shopping Center; or (iii) have a net worth insufficient to support a lease to it as an original tenant, consistent with Landlord's then-current practices and standards. An assignment or sublease to a financial institution with a net worth at least equal to Tenant's upon the date of the execution of this Agreement shall be presumed to be approvable. Any such financial institution sublease or assignee shall be deemed approved as to its specific use, however, any change of use thereafter shall be subject to Landlord's reasonable approval, as set forth in (ii) immediately preceding and in Section 4.1 hereof.

     Notwithstanding any assignment or subletting, Tenant shall remain fully liable on this Agreement and shall not be released from performing any of the terms, covenants and obligations of this Lease. Further, consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to a subsequent assignment or subletting.

                                  ARTICLE XVI
                                EMINENT DOMAIN

     Section 16.01. If substantially all of the Premises or substantially all of the access thereto or therefrom shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof (a "Taking"), then this Lease shall automatically terminate as of the date that possession has been so taken (the "Vesting Date").

     Section 16.02.

       (a) In the event of a Taking of less than substantially all of the Premises or less than substantially all of the access thereto, Tenant may elect to terminate this Lease and not restore the building if, by reason of the
Taking: (i) any portion of the ground floor area of the building located on the Premises shall be taken; (ii) so much of the parking area adjacent to Premises or so much of the access to the Premises from any public roadway adjoining same is taken that Tenant in its reasonable opinion cannot operate its branch bank business within the building on the Premises; (iii) there is a prohibition of the use of the Premises for branch banking purposes; or (iv) there is any Taking of the Premises occurring during the final five (5) years of the Lease Term.

       (b) In the event Tenant elects by reason of the foregoing events to terminate the Lease, Tenant shall give written notice of such election to Landlord and any fee mortgagee of

Landlord accompanied by the consent of any subtenant of the entire Premises or assignee of this Lease, if any, and the Lease Term shall expire and come to an end as of the last day of the calendar month in which such notice is given.

     Section 16.03. In the event of a Taking resulting in the termination of this Lease pursuant to the provisions of Section 16.01 or 16.02 hereof, the parties hereto agree to cooperate in applying for and in prosecuting any claim for such Taking and further agree that the aggregate net award, after deducting the reasonable expenses of Landlord, Tenant, and any fee mortgagee of Landlord, including attorneys' fees, incurred in connection therewith, related to a Taking of the Premises shall be paid to Landlord and distributed as follows, and in the following order of priority:

       (a) Tenant shall be entitled to an amount of the award equal to the unamortized value of the building and other improvements erected by Tenant on the Premises amortized on a straight line basis over the initial twenty (20) year lease Term, and Landlord shall be entitled to an amount of the award equal to the fair market value of Landlord's fee interest in that part of the land comprising the portion of the Premises taken together with an amount of said award equal to the amortized value of the building and other improvements erected on the Premises by Tenant also amortized on a straight line basis over the initial twenty (20) year lease Term. If the amount of the award is insufficient to pay both Landlord and Tenant the foregoing sums in full, they shall share in such proceeds pro rata;

       (b) Tenant and Landlord shall next be entitled to that portion of the award equal to the amount of such award which is specifically allocated in such award to either of them for any specific loss suffered by either of them which was not included in Section 16.03(a) above, including but not limited to such items as the fair market value of their respective leasehold interest in the Premises under this Lease, loss of trade fixtures, or the loss of business. If the amount of such award is insufficient to pay Tenant and Landlord such sums in full, they shall share in such remaining proceeds available for distribution in this Subsection 16.03(b) pro rata;

       (c)  Landlord shall be entitled to the balance of the award.

     Section 16.04.

       (a) In case of a Taking of less than substantially all of the Premises and if this Lease is not terminated as provided in Section 16.02 hereof, Tenant, at its expense, shall proceed with diligence (subject to reasonable time periods for purposes of adjustment of any award and Unavoidable Delays) to repair or reconstruct the building and any improvements located on the Premises at the time of the Taking to a complete architectural unit or units (all such repair, reconstruction and work being referred to in this Article as "Reconstruction Work") and the award in the condemnation proceedings related to the Premises, after deduction of the expenses of Landlord, Tenant and any fee mortgagee of Landlord incurred in connection with the Taking, shall be paid to Tenant for purposes of paying the cost and expense of the Reconstruction Work. Such funds shall be utilized only for "Reconstruction Work" and any funds not utilized for Reconstruction Work shall be paid to Landlord. During the period in which the Reconstruction Work has not been completed, and provided Tenant is not open for business to the public in the

Premises, Tenant shall be entitled to a full abatement in all Base Rent. In the event of a Taking of less than substantially all of the Premises affecting a portion of land comprising the Premises not covered by the building, the Base Rent hereunder shall, from and after the Vesting Date, be reduced by an amount equal to the product of the Fixed Rent then in effect times a fraction, the numerator of which shall be the number of square feet of the land within the Premises so taken and the denominator of which shall be the number of square feet of the entire land within the Premises prior to such Taking.

     Section 16.05. Landlord and Tenant shall not, without the consent of the other and any fee mortgagee of Landlord, make any settlement with the condemning authority or convey any portion of the Premises to such authority in lieu of condemnation or consent to any Taking.

     Section 16.06.

     (a) In the event of a dispute between Landlord and Tenant as to the allocation and distribution of any condemnation award pursuant to this Article 16, and if Landlord and Tenant cannot agree on same within sixty (60) days after the final award or awards shall have been fixed and determined, the dispute shall be determined by arbitration in the manner provided in Section 16.06(b) below utilizing the distribution and priority formula set forth in Section 16.03 above.

     (b) In the event of a dispute between Landlord and Tenant as to allocation and distribution of any condemnation award pursuant to this Article 16 requiring arbitration pursuant to Section 16.06(a) above, the party desiring arbitration shall give written notice to that effect to the other party, specifying in the notice the name and address of the person designated to act as an arbitrator on its behalf. Within 15 days after the service of such notice, the other party shall give written notice to the first party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as provided below for the appointment of a third arbitrator in a case where the two arbitrators appointed under this Section and the parties are unable to agree on the appointment. The arbitrators so chosen shall meet within 10 days after the second arbitrator is appointed and if, within 30 days after the second arbitrator is appointed, the two arbitrators shall not agree on the allocation and distribution of condemnation proceeds, they shall themselves appoint a third arbitrator who shall be a competent and impartial person. In the event the two arbitrators are unable to agree on the appointment of a third arbitrator within 10 days after the 30-day period, the third arbitrator shall be selected by the parties themselves if they can agree on the appointment within a further period of 15 days. If the parties do not so agree, then either party, on behalf of both, may apply to the American Arbitration Association for the appointment of a third arbitrator. The decision of the arbitrators so chosen shall be given within a period of 30 days after the appointment of the third arbitrator. The decision in which any two arbitrators so appointed and acting under this Section concur shall in all cases be binding and conclusive on the parties. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed, and the fees and expenses of the third arbitrator, if any, shall be borne equally by both parties. All arbitrators appointed hereunder must be MAI appraisers with at least ten (10) years of commercial real estate appraisal experience. Except as otherwise specifically set forth herein the arbitration provided in this Section 16.06(b) shall follow rules established by a majority of the arbitrators in their sole and absolute discretion, provided if a majority of the arbitrators cannot agree on such rules then except as otherwise specifically set forth herein the arbitration shall follow the rules of the American Arbitration Association.

                                 ARTICLE XVII
                               TENANT'S PROPERTY

     Section 17.1 Taxes on Leasehold. Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes of any nature assessed during the Term and Option Periods of this Agreement against any leasehold interest, fixtures, improvements, stock in trade, or personal property of any kind, owned by or placed in, upon or about the Premises by the Tenant.

     Section 17.2 Loss or Damage. Landlord shall not be liable for any damage to property of Tenant or of others located on the Premises, nor for the loss of or damage to any property of Tenant or of others by theft, burglary, any other criminal act, or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other Tenants or persons in the Premises, occupants of adjacent property of North Hills Plaza, or the public, or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be caused by the willful act or gross neglect of Landlord.

                                 ARTICLE XVIII
                          SUBORDINATION AND MORTGAGES

     Section 18.1 General. This Agreement and Tenant's rights under this Agreement are subject and subordinate to any ground or underlying lease, mortgage, indenture, deed of trust, or other lien encumbrance (each a "superior lien"), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or after this date affecting or placed, charged, or enforced against the Premises or the Center, or any interest of Landlord in them or Landlord's interest in this Agreement and the leasehold estate created by this Agreement (except to the extend any such instrument expressly provides that this Agreement is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it provided, however, that Landlord agrees to provide Tenant for any such existing "superior liens," other than Tenant if the Tenant or any entity owned or controlled by Tenant is the holder of such "superior liens," within sixty (60) days of the date hereof a non-disturbance agreement which provides that in the event any such holder of a superior lien succeeds to Landlord's interest in the Premises, that such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Agreement so long as Tenant is not in default of any of the terms of this Lease (hereinafter sometimes "Non-

Disturbance Agreement"). In the event Landlord fails to provide Tenant with the foregoing "Non-Disturbance Agreement" within 60 days from the date hereof for any existing holder of a "superior lien," then Tenant as its sole and exclusive remedy shall have the right at any time thereafter until such "Non-Disturbance Agreement" is provided to terminate this Agreement by written notice to Landlord. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that as of the date of execution of this Agreement no such superior lien exists and Landlord further agrees that it will not create any such "superior lien" prior to the recording of a memorandum of this Agreement as contemplated in Section 21.15 hereof, or until the expiration of thirty (30) days after the date of execution of this Agreement, whichever first occurs. Notwithstanding the foregoing, Tenant will execute, acknowledge, and deliver to Landlord, within 20 days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien to confirm or effect any such subordination (hereinafter sometimes "Subordination Agreement") provided, however, in the case of superior liens placed on the Premises or the Center or any interest of Landlord in them or Landlord's interest in this Agreement and the leasehold estate created by this Agreement, after the date hereof, other than Tenant if the Tenant or any entity owned or controlled by Tenant is the holder of such "superior lien," Tenant's requirement hereunder to provide the foregoing "Subordination Agreement" shall be conditioned upon Tenant receiving from such holder of a "superior lien" a "Non-Disturbance Agreement," as above defined, as a part of such Subordination Agreement or by separate instrument contemporaneously therewith executed by the holder of such "superior lien."

     Section 18.2 Attornment and Nondisturbance. Tenant agrees that in the event any holder of a superior lien succeeds to Landlord's interest in the Premises, Tenant will pay to such holder all rents subsequently payable under this Agreement. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Agreement. Such successor in interest will not be bound by:

          (a) Any payment of rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Agreement;

          (b) Any amendment or modification of this Agreement made without the written consent of such successor in interest (if such consent was required under the terms of such superior lien);

          (c) Any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord's interest; or

          (d)  Any claim or offset of rent against the Landlord.

Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will, within 20 days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment, so long as such instrument provides that such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Agreement so long as Tenant is not in default of any of the terms of this Lease.

     Section 18.3 Mortgages. Tenant agrees it will not subject the Premises, the Center, or its leasehold interest in the Premises to any mortgage, lien or encumbrance without Landlord's prior written consent, which consent may be withheld at Landlord's sole discretion.

                                  ARTICLE XIX
                              DEFAULT PROVISIONS

     Section 19.1 Events of Default. The following shall be deemed the events of default under this Agreement:

     (a) The failure of Tenant to pay when due or within five (5) days thereafter the Rent, Additional Charges (e.g. Common Area maintenance, taxes, insurance) or other sums provided for in this Agreement. If Rent or Additional Charges are not paid within 5 days of the date it is due, Landlord, in addition to any other rights or remedies set forth in this Article 19, or otherwise, shall have the right to impose a late fee of five percent (5%) of the amount due.

          (b) The failure of either party to perform any term, condition, covenant or agreement of this Agreement (excluding the payment of Rent or Additional Charges) and the continuation of such failure for a period of twenty
(20) days after the other party has been given written notice specifying the same or in a case where default cannot be cured within twenty (20) days, if the defaulting party shall not promptly within such period, commence and diligently pursue to completion the remedy of such default.

          (c) The taking of Tenant's interests in this Agreement or the Premises or any part thereof upon execution or by other process of law directed against Tenant, or the taking upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and said attachment shall not be discharged or disposed of within sixty (60) days after the levy thereof.

     Section 19.2 Landlord's Default. If Landlord should be in default as defined in Section 19.1, and after the expiration of the applicable cure period set forth therein, Tenant may incur any expense reasonably necessary to perform the obligation of Landlord specified in such notice and commence an action at law to recover such amount.

     Section 19.3 Tenant's Default. In the event of any default by Tenant, Landlord may, at its option, at any time:

          (a) Terminate this Agreement by written notice to Tenant and immediately reenter and take possession of the Premises. Tenant shall pay the Rent and other sums due prior to the time of such termination.

          (b) Take possession of the Premises and expel Tenant and then terminate this Agreement, or from time to time, without terminating this Agreement, relet the Premises upon such terms and conditions as Landlord may deem advisable; Landlord shall have no obligation to relet or otherwise mitigate the loss. No taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Agreement unless a written notice of such intention is given to Tenant. Landlord shall receive all proceeds from any reletting of the Premises and shall apply them to the payment of all such amounts as may become due under this Agreement. If the amounts so received by Landlord are insufficient to pay amounts due and becoming due hereunder, Tenant shall pay to Landlord upon demand by Landlord such deficiency. If Landlord cannot lease said Premises, the Rent obligation will continue for the remainder of the Term.

          (c) exercise any other remedy available to Landlord at law or equity, or otherwise available under other provision of this Lease.

          Section 19.4 Interest and Costs. Any sum accruing to either party under the terms of this Agreement which shall not be paid when due shall bear interest at the maximum lawful rate, not to exceed ten percent (10%) per annum from the date the same becomes due and payable until paid. Upon any default, Tenant shall pay Landlord all expenses in connection with such default, including, without limitation, all repossession costs, brokerage commissions, expenses of employees, alteration costs, and expenses of preparation for reletting. In the event either party hereto brings or commences legal proceedings to enforce any of the terms of this Agreement, the successful party shall then be entitled to receive from the other party, in every such action commenced, its reasonable attorneys' fees and costs incurred in enforcing the terms of this Agreement.

          Section 19.5  Equitable Remedies. In addition to the remedies in
Section 19.3 to Landlord upon an Event of Default by Tenant as defined in
Section 19.1 above, Landlord shall be entitled to specific performance, and injunctive or other appropriate equitable relief for any breach of any of the provisions of this Agreement, notwithstanding the availability of an adequate remedy at law, and Tenant hereby waives the right to raise such defense in any proceeding in equity.

          Section 19.6 No Waiver. The failure of Landlord or Tenant to seek redress for violation, or to insist upon the strict performance of any covenant or condition of this Agreement, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Agreement shall not be deemed a waiver of such breach. No provision of this Agreement shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by Landlord or Tenant, as the case may be.

          Section 19.7 Cumulative Remedies. The specific remedies provided for in this Agreement are cumulative and are not exclusive of any other remedy.

                                  ARTICLE XX
                    FEDERAL REGULATORY AGENCY REQUIREMENTS

          Section 20.1 Generally. Notwithstanding any other provisions contained in this Lease, in the event the Tenant is closed by, or taken over by, the banking authority of the State of Arkansas, or other bank supervisory authority ("Regulator"), Landlord may thereafter terminate this Lease only after giving such Regulator written notice of any existing default and Landlord's intent to terminate, and such Regulator fails to cure such default within thirty (30) days after such written notice. Provided such Regulator cures all existing defaults within thirty (30) days of notice of any such default from Landlord, and provided thereafter such Regulator complies with all of the terms and conditions of the Lease on behalf of Tenant, any such Regulator shall in such event have the election either to continue or to terminate this Lease by giving Landlord written notice of such intention within sixty (60) days of the closing or takeover, and in the event of an election to terminate, this Lease shall automatically terminate. In the event this Lease is so terminated, such termination shall be without prejudice to Landlord's claim for damages or indemnity, provided, in such event the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the Agreement shall in no event be an amount exceeding the rent and estimated Additional Charges (CAM. etc.) reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the Premises to the Landlord, or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent and Additional Charges (CAM, etc.) accrued. In the event this Lease is terminated in compliance with the provisions of this Section 20.1, ownership of the leasehold improvements shall, upon such termination, revert to Landlord free and clear of any encumbrances.

                                  ARTICLE XXI
                                 MISCELLANEOUS

     Section 21.1 Miscellaneous. (a) Any notice, consent, request, claim or other communication hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, mailed by certified mail, return receipt requested, or delivered by overnight courier to the address shown for the respective party at the conclusion of this Agreement. Such addresses may be changed by any party by notice given in the manner provided above.

        (b) All statements contained in any certificate or other instrument delivered by or on behalf of the parties pursuant hereto, or in connection with the transaction contemplated hereby, shall be deemed representations and warranties by the party giving same.

        (c) In the event either party to this Agreement shall employ legal counsel to protect its rights under this Agreement or to enforce any term or provision of this Agreement, then the party prevailing in any such legal action shall have the right to recover from the other party all of its reasonable attorneys' fees, costs and expenses incurred in relation to such claim.

        (d) This Agreement contains all the terms and conditions agreed upon by the parties hereto with respect to the transactions contemplated hereby, and shall not be amended or modified except by written instrument signed by all of the parties.

        (e) This Agreement shall be binding upon and inure to the benefit of the representatives, heirs, estates, successors and assigns to the parties hereto. The obligations of each person constituting a Tenant shall be joint and several.

           (f) Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto, their successors and assigns, any benefits, rights or remedies under or by reason of this Agreement.

           (g)  Time is of the essence of this Agreement.

           (h) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

       (i) This Agreement shall be governed by and construed under the laws of the State of Arkansas.

       (j) Wherever in this Agreement it is provided that any party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express agreement to make such payment or to perform or not to perform, as the case may be, such act or obligation.

     Section 21.2 Estoppel Certificate. Any party within ten (10) days, upon request of any other party, shall furnish a written statement as to whether such other party is in default hereunder, whether this Agreement is in full force and effect and whether such party has any claims and/or defenses against such other party relating to this Agreement.

     Section 21.3 Construction. In the event Landlord or Tenant shall assert in any court a cause of action arising out of this Agreement, then this Agreement shall not be construed as having been written by either Landlord or Tenant, it being the specific intent of the parties that this Agreement shall not be construed more strictly against one that the other.

     Section 21.4 Joint and Several Liability. If Tenant is composed of more than one signatory to this Agreement, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Agreement.

     Section 21.5 Limitation on Recourse. Tenant specifically agrees to look solely to Landlord's interest in the Shopping Center for the recovery of any judgments from Landlord, it being agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers, and partners, and all of their officers, directors, and employees) will never be personally liable for any obligations under this Lease or for any such judgments. The provision contained in the preceding sentence is not intended to and will not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to pursue any suit or action in connection with enforcement or collection of amounts that may become owing or payable under or on account of insurance maintained by Landlord.

     Section 21.6  Waiver of Jury Trial.  Landlord and Tenant by this Section
20.6 waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Agreement against the other on any matters whatsoever arising out of or in any way connected with this Agreement, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (including without limitation claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

     Section 21.7 Entire Agreement. This Agreement, the exhibits, and addenda, if any, contain the entire agreement between Landlord and Tenant and may be amended only by subsequent written agreement. No promises or representations, except as contained in this Agreement, have been made to Tenant respecting the condition of the Premises or the manner of operating the Shopping Center.

     Section 21.8 Captions. The captions of the various articles and sections of this Agreement are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

     Section 21.9 Authority. Tenant and the party executing this Agreement on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

     Section 21.10 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises.

     Section 21.11 Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Agreement, Tenant will reimburse landlord for all of Landlord's costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers', architects', accountants', and other professional fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

     Section 21.12. Force Majeure. Except for the payment of Rent, Percentage Rent, or other sums payable by Tenant pursuant to this Lease, the time for performance by Landlord or Tenant of any term, provision or covenant of this Lease shall be deemed extended by time lost due to delays resulting from acts of God, strikes, unavailability of building materials, civil riots, floods, material or labor restrictions by governmental authority, enforcement of governmental regulations or requirements, and any other cause not within the control of Landlord or Tenant, as the case may be.

     Section 21.13. Landlord-Tenant Relationship. It is further understood and agreed that the Landlord shall in no event be construed or held to be a partner, joint venturer or associate of the Tenant in the conduct of the Tenant's business, nor shall Landlord be liable for any debts incurred by the Tenant in the Tenant's business; but it is understood and agreed that the relationship is and at all times shall remain that of landlord and tenant.

     Section 21.14. Right of Inspection. Landlord and its agents and representatives shall be entitled to enter upon and inspect the Premises at any time during normal business hours upon prior reasonable notice, provided only that such inspection shall not unreasonably interfere with Tenant's business.

     Section 21.15 Recording. Landlord and Tenant agree that neither party will record this Lease without the written consent of the other party, provided however, Landlord, and Tenant agree that upon the written request of either party that both parties will execute a memorandum of this Lease in form reasonably acceptable to both parties which does not reveal any of the economic terms of this Lease. Any such memorandum shall be recorded at the expense of the requesting party.

     21.16. Regulatory Approval. It is understood and agreed that Tenant must file an application for approval and obtain approval of such application from the applicable regulatory authorities to operate a branch bank at the Premises. Tenant agrees to file all such necessary applications promptly after execution of this Lease and thereafter diligently pursue such approvals. Notwithstanding anything to the contrary in this Lease, in the event Tenant promptly files such application and diligently pursues such approval but is unable to obtain such approval on or before August 1, 1999, at anytime after such date but prior to such approval being obtained, either Landlord or Tenant may terminate this Lease by written notice to the other party and thereupon this Lease shall automatically terminate and neither party shall have any further obligations hereunder.

       EXECUTED in duplicate originals this the date first mentioned above.

                                        LANDLORD: METROPOLITAN REALTY &
                                             DEVELOPMENT, LLC

                                        By: /s/ Terry A. Paff, President

ATTEST:


/s/ Karen L. Mashburn
Secretary

                             Address for Notices:

                    Metropolitan Realty & Development, LLC
                               7500 Highway 107
                                P.0. Box 6500
                            Sherwood, AR 72124-6500
                              Phone: 501-835-7500

                                        TENANT: BANK OF THE OZARKS, WCA


                                        By: /s/ James C. Patridge
                                        Title: Vice Chairman

ATTEST:

/s/ Donna Quandt
Secretary


                             Address For Notices:

                                P.O. Box 8811
                            Little Rock, AR  72231
                           Telephone: (501)978-2275


             [ACKNOWLEDGMENTS AND EXHIBITS INTENTIONALLY OMITTED]